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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 11, 1998





                        PANTHER MOUNTAIN WATER PARK, INC.
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             (Exact name of registrant as specified in its charter)


 Delaware                             33-14842                  22-2808173
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
of incorporation)                                           Identification No.)

 Frontier Town, North Hudson, New York                      12855
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(Address of principal executive offices)                  (Zip code)


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




      Registrant's telephone number, including area code: (518) 532-7181

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Item 5.  Other Events

         On May 6, 1998, Frontier Town-Missouri, Inc. (formerly Panther Mountain Missouri, Inc.), a Missouri corporation and a wholly-owned subsidiary of the Registrant ("FTMO"), received a special use permit from the board of zoning appeals of Stone County, Missouri with respect to approximately 249 acres of land in Stone County, Missouri in the vicinity of Branson, Missouri, permitting FTMO to develop such land for commercial purposes.

         Until January 11, 1998, the Registrant and FTMO were parties to an agreement dated January 10, 1997 with Venture Resources L.L.C. ("VR"), a limited liability company organized under the laws of the State of New York, pursuant to which, among other things, VR was to contribute $10,000,000 to FTMO. In connection with such agreement and prior to its termination, VR had acquired approximately 600 acres in Stone County, Missouri adjacent to the approximately 249 acres owned by FTMO and put the title to such additional 600 acres in the name of FTMO. On January 10, 1998, the Registrant and FTMO terminated the agreement with VR due to VR's failure to make the required $10,000,000 capital contribution to FTMO. The Registrant and FTMO are in the process of unwinding the transactions between them and VR and intend that FTMO will retain the approximately 600 acres in Stone County, Missouri acquired through VR. The Registrant and FTMO are currently pursuing other avenues of financing.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 13, 1998                     PANTHER MOUNTAIN WATER PARK, INC.


                                        /s/ Kenneth P. DelaFrange
                                        ____________________________________
                                        Kenneth P. DelaFrange, President





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